UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2018

Clearside Biomedical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37783	45-2437375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Point Parkway, Suite 200

Alpharetta, Georgia 30005

(Address of principal executive offices, including zip code)

(678) 270-3631

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 14, 2018, Clearside Biomedical, Inc. (the “Registrant”) entered into a Second Amended and Restated Loan and Security Agreement (the “Second Amended and Restated Loan Agreement”) with Silicon Valley Bank (“SVB”), MidCap Funding III Trust and MidCap Financial Trust (together, “MidCap,” and collectively with SVB, the “Lenders”).

The Second Amended and Restated Loan Agreement, which amends and restates in its entirety the Registrant’s prior Amended and Restated Loan and Security Agreement with the Lenders dated as of September 28, 2016 and amended on October 31, 2017 (as amended, the “Prior Loan Agreement”), provides for up to $20.0 million in new term loans (the “Term Loan Facility”), of which $10.0 million was funded on May 14, 2018.

Of the remaining $10.0 million, $5.0 million (the “Term B Loan”) will become available for draw by the Registrant beginning on the later of (i) October 31, 2018 and (ii) the date on which the Lenders have received evidence, in form and substance reasonably satisfactory to them, that the Registrant has produced positive Phase 3 data meeting the primary endpoints from its ongoing Phase 3 clinical trial in patients with retinal vein occlusion, and $5.0 million (the “Term C Loan”) will become available for draw by the Registrant beginning on the later of (i) October 31, 2018 and (ii) the date on which the Lenders have received evidence, in form and substance reasonably satisfactory to them, that the U.S. Food and Drug Administration has accepted the Registrant’s New Drug Application (“NDA”) for its product candidate CLS-TA for the treatment of patients with non-infectious uveitis. Once the draw period for each of the Term B Loan and the Term C Loan has commenced, the Registrant may draw funds at its discretion until the earlier of (i) March 31, 2019 and (ii) the occurrence of an event of default as defined in the Second Amended and Restated Loan Agreement.

Of the $10.0 million term loan drawn on May 14, 2018, approximately $6.7 million was used to repay in full the Registrant’s existing principal and interest obligations under the Prior Loan Agreement. As the Prior Loan Agreement was replaced with a new loan facility with the Lenders, the Registrant did not pay any termination or other fees in connection with the repayment of amounts due under the Prior Loan Agreement.

The term loan repayment schedule provides for interest only payments through October 31, 2019, or if the Term C Loan is made during the applicable draw period, through December 31, 2019, followed by consecutive equal monthly payments of principal and interest in arrears continuing through the maturity date of October 1, 2022. The Second Amended and Restated Loan Agreement provides for an annual interest rate equal to (a) 6.50% plus the greater of (i) 1.89% or (ii) the 30-day U.S. LIBOR rate, as reported in The Wall Street Journal on the last business day of the month that immediately precedes the month in which the interest will accrue. The Second Amended and Restated Loan Agreement also provides for a final interest payment equal to 5.50% of borrowed amounts under the Term Loan Facility, which final payment is due on October 1, 2022 or upon the prepayment of the facility or the acceleration of amounts due under the facility as a result of an event of default. The Registrant has the option to prepay the outstanding balance of the term loan in full, subject to a prepayment fee of (i) 3% of the original principal amount of each term loan for any prepayment prior the first anniversary of the date such term loan is funded or (ii) 2% of the original principal amount of each term loan for any prepayment on or after the first anniversary of the date such term loan is funded but prior to October 1, 2022.

The Term Loan Facility is secured by substantially all of the Registrant’s assets, except that the collateral does not include any of the Registrant’s intellectual property. However, pursuant to the terms of a negative pledge arrangement, the Registrant has agreed not to encumber any of its intellectual property. The Second Amended and Restated Loan Agreement contains customary representations, warranties and covenants by the Registrant, which covenants limit the Registrant’s ability, subject to specified exceptions, to convey, sell, lease, transfer, assign or otherwise dispose of its assets; engage in any business other than the businesses currently engaged in by the Registrant or reasonably related thereto; liquidate or dissolve; undergo specified change of control events; create, incur, assume or be liable for indebtedness; create, incur, allow or suffer any liens on its property; pay dividends and make other restricted payments; make investments; enter into any material transactions with its affiliates; make payments on any subordinated debt; or amend, modify of waive any provision of its organizational documents. In addition, subject to specified exceptions, the Registrant is required to maintain with SVB its primary deposit and securities accounts and 50% of its cash balance, provided that if its cash balance with SVB is less than $40.0 million, the Registrant will hold 100% of its cash with SVB.

The Second Amended and Restated Loan Agreement also contains customary indemnification obligations and customary events of default, including, among other things, the Registrant’s failure to fulfill its obligations under the Second Amended and Restated Loan Agreement, the occurrence of a material adverse change, specified defaults by the Registrant under its other agreements or the failure of the Registrant to keep its common stock listed on a securities exchange. In the event of default by the Registrant under the Second Amended and Restated Loan Agreement, the Lenders would be entitled to exercise their remedies thereunder, including the right to accelerate the debt, upon which the Registrant may be required to repay all amounts then outstanding under the Second Amended and Restated Loan Agreement.  Immediately upon the occurrence and during the continuance of an event of default, the Registrant’s obligations under the Term Loan Facility would accrue interest at a floating per annum rate equal to the rate that is otherwise applicable thereto plus four percentage points (4.00%).

The Second Amended and Restated Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference. The foregoing description of the Term Loan Facility and the Second Amended and Restated Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Term Loan Facility is incorporated by reference herein and made a part hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
10.1	Second Amended and Restated Loan and Security Agreement, dated as of May 14, 2018, by and among the Registrant, Silicon Valley Bank, MidCap Funding III Trust and MidCap Financial Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARSIDE BIOMEDICAL, INC.

	By:	/s/ Charles A. Deignan
Date: May 15, 2018		Charles A. Deignan Chief Financial Officer

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